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                                                                     EXHIBIT 11


                     BRUSH WELLMAN INC. AND SUBSIDIARIES
                      COMPUTATION OF PER SHARE EARNINGS



                                                 SECOND QUARTER ENDED                SIX MONTHS ENDED
                                            ------------------------------   ---------------------------------
                                               July 2,          July 3,           July 2,          July 3,
                                                1995             1994              1995             1994
                                                ----             ----              ----             ----
Primary:
  Average shares outstanding                 16,199,937       16,093,442         16,174,254       16,090,655

  Dillutive stock options based
           on the treasury stock method
           using average market price           261,874          111,210            193,212           75,058
                                            -----------      -----------        -----------      -----------
                         TOTALS              16,461,811       16,204,652         16,367,466       16,165,713
                                            ===========      ===========        ===========      ===========
  Net Income                                 $6,676,000       $5,892,000        $13,464,000      $11,487,000

  Per share amount                                $0.41            $0.36              $0.82            $0.71
                                            ===========      ===========        ===========      ===========


Fully diluted:
  Average shares outstanding                 16,199,937       16,093,442         16,174,254       16,090,655

  Dillutive stock options based
           on the treasury stock method
           using average market price           303,461          111,210            308,787           75,058
                                            -----------      -----------        -----------      -----------
                         TOTAL               16,503,398       16,204,652         16,483,041       16,165,713
                                            ===========      ===========        ===========      ===========
  Net Income                                 $6,676,000       $5,892,000        $13,464,000      $11,487,000

  Per share amount                                $0.40            $0.36              $0.82            $0.71
                                            ===========      ===========        ===========      ===========